Exhibit 10.7

Execution version

AMENDMENT NO. 1 TO

GAS GATHERING AGREEMENT

This Amendment No. 1 to Gas Gathering Agreement, dated as of May 20, 2015 (this “Amendment”), is entered into by and among PennTex North Louisiana, LLC, a Delaware company and successor in interest to PennTex North Louisiana Operating, LLC (“Gatherer”), and MRD Operating LLC, a Delaware limited liability company (“Customer”). Gatherer and Customer are each referred to herein as a “Party,” and collectively as, the “Parties” Defined terms used but not defined herein have the meaning given to them in the Agreement (as defined below).

WHEREAS, the Parties entered into that certain Gas Gathering Agreement, dated as of April 14, 2015 (the “Agreement”), to provide for the gathering, compression, dehydration and/or treating of Customer’s Gas on Gatherer’s natural gas gathering system and related facilities; and

WHEREAS, the Parties desire to amend the Agreement in accordance with Article XV thereof as set forth herein.

NOW THEREFORE, in consideration of the premises of this Amendment and the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Amendment to Article I. Article I of the Agreement is hereby amended by adding thereto in alphabetical order each of the following definitions, which shall read in full as follows:

“Modification Final AFE” shall mean, with respect to a Modification undertaken by Gatherer at Customer’s expense pursuant to Article II, an amount equal to the lesser of (i) 110% of Gatherer’s actual, out of pocket costs to install any facilities required as part of the Modification, including but not limited to Measurement Facilities, hot taps, valving, etc., and (ii) the total amount of the AFE for such Modification.

“Modification Surcharge” shall mean, with respect to a Modification undertaken by Gatherer at Customer’s expense pursuant to Article II, an amount, expressed in cents per MMBtu, equal to quotient of (i) the Modification Final AFE for such Modification, divided by (ii) the product of (x) twelve (12) multiplied by (y) the total volume of Customer Gas (expressed in MMBtu) forecasted to be received at the Point of Receipt to which such Modification relates in the Month immediately following the Month in which such Modification is completed and made available to Customer (such forecasted volume shall be the volume agreed to by the Parties in preparing the AFE applicable to such Modification).

“Receipt Point Gathering Fee” shall have the meaning given such term in Article II.

2. Amendment and Restatement of Article II. Article II is hereby amended by deleting the second sentence of subsection (c) of the section titled “Post-Commencement Date Point of Receipt Facilities” in its entirety and replace it with the following:

“If Customer elects the foregoing option (y) with respect to a Modification, commencing on the first day of the Month immediately following the Month in which such Modification is completed and available for service to Customer, Customer shall pay Gatherer a fee each Month (the “Receipt Point Gathering Fee”) equal to the product of (i) the Modification Surcharge per MMBtu applicable to such Modification, and (ii) the volume of Customer Gas (in MMBtu) received by Gatherer during such Month at the Point of Receipt to which such Modification relates. Customer shall pay the Receipt Point Gathering Fee with respect to a Modification until the aggregate amount of all such fees paid by Customer for such Modification equals the Modification Final AFE for such Modification”

3. Amendments to Article VIII.

(i)	The Section titled “Fees” in Article VIII of the Agreement is hereby amended by adding thereto a new clause (e), which shall read in full as follows:
“(e)

Receipt Point Gathering Fee. To the extent applicable, Customer shall pay Gatherer the Receipt Point Gathering Fee with respect to Modifications as required pursuant to Article II(c) of the section titled “Post-Commencement Date Point of Receipt Facilities.”

(ii)	The Section titled “Invoices and Statements” in Article VIII of the Agreement is hereby amended by adding a sentence to end thereof to read as follows:

“If any Receipt Point Gathering Fees are incurred during a Month, Gatherer’s statement for such Month shall include a breakdown of each Receipt Point to which such fees applied during such Month and the aggregate amount of the Receipt Point Gathering Fees applicable to such Receipt Point for such Month.”

4. Governing Law. This Amendment shall be governed, interpreted and construed in accordance with the laws of the State of Texas without regard to the conflicts of laws provisions thereof.

5.Counterpart Execution. This Amendment may be executed in any number of counterparts, each of which shall be considered an original, and all of which shall be considered one and the same instrument. Any signature delivered by a Party by facsimile transmission or electronically shall be deemed an original signature.

6. Integration with Agreement. This Amendment shall be and hereby is incorporated into and forms a part of the Agreement. Except as expressly provided herein, all terms and conditions of the Agreement shall remain in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, each of the Parties has duly executed this Amendment as of the date first written above.

MRD Operating LLC

By:	Memorial Resource Development Corp., its sole member

By:	/s/ Kyle N. Roane
Name:	Kyle N. Roane
Title:	Senior Vice President

PennTex North Louisiana, LLC

By:	/s/ Robert O. Bond
Name:	Robert O. Bond
Title:	Chief Operating Officer

[Signature Page to Amendment No. 1 to Gas Gathering Agreement]